Exhibit 99

                                                                    News Release
[LOGO]

COMMUNITY BANK SYSTEM, INC.
5790 Widewaters Parkway, DeWitt, N.Y. 13214       For further information,
                                                  please contact:
                                                              Scott A. Kingsley,
                                                   EVP & Chief Financial Officer
                                                          Office: (315) 445-3121
                                                             Fax: (315) 445-7347

            COMMUNITY BANK SYSTEM GENERATES RECORD QUARTERLY EARNINGS

              INCREASES THIRD QUARTER NET INCOME 4% YEAR OVER YEAR

      Syracuse, N.Y. - October 20, 2005 - Community Bank System, Inc. (NYSE:
CBU) generated record quarterly net income of $14.9 million in the third quarter of 2005, a 4.4% increase over the third quarter of 2004. Earnings of $42.5 million for the nine months ended September 30, 2005 were up 13.2% over the first three quarters of 2004, driven by organic loan growth, higher non-interest income including securities gains, improved asset quality, and lower acquisition expenses. These were partially offset by higher recurring operating expenses, a higher cost of funds, and a higher effective tax rate.

The company produced diluted earnings per share in the third quarter of $0.48, also an all-time record and 6.7% or $0.03 per share above third quarter 2004's level. Diluted earnings per share of $1.37 for the nine months ended September 30, 2005 were $0.14, or 11.4% above the first three quarters of 2004. Cash earnings per share (which excludes the after-tax effect of the amortization of intangible assets) were $1.48, versus $1.33 for the first nine months of 2004, an increase of 11.3%.

Sanford A. Belden, President and Chief Executive Officer, stated, "We are very pleased to have generated record earnings in the midst of this flattening yield curve environment. We're especially happy to have produced solid organic loan growth for the second consecutive quarter, while maintaining highly favorable asset quality metrics. Also, consistent with the direction we provided earlier in 2005, we continued to successfully reposition our balance sheet to a more favorable interest rate sensitivity profile, through additional gain-generating securities sales. Lastly, we rewarded shareholders with a 5.6% dividend increase in August."

Net interest income was $34.9 million during the quarter, down 10.5% from $39.1 million in the prior year's third quarter. This was mainly due to a $153.3 million decrease in average earning assets, made up of a $34.9 million increase in loans, and a $188.2 million decrease in investment securities. Third quarter net interest margin of 4.06% compares to 4.35% for the third quarter of 2004, and 4.16% for the second quarter of 2005. Net interest margin for the nine months ended September 30, 2005 of 4.19% declined from 4.50% in the same period of 2004. Year-to-date, earning asset yields were consistent with 2004, while cost of funds increased 32 basis points over the same time frame, resulting in net margin compression.

In the third quarter the company grew loans organically by $33.0 million, and has added $77.5 million in loans since March 31, 2005. Consumer installment loans rose $30.4 million in the quarter, while our consumer mortgage portfolio increased $10.5 million. Business lending was down $7.9 million in the quarter, almost entirely from significant declines in automotive dealer floor plans, a result of the robust manufacturer incentive programs in effect during the quarter, and the seasonal transition to a new model-year.

Loan loss provision for the quarter of $2.3 million was equal to the third quarter of 2004, and up just $0.1 million over the second quarter of 2005, despite the solid loan growth. Net charge-offs of $1.8 million, or 0.30% of average loans, were down nearly $0.2 million from the second quarter of 2005, and just slightly higher than the $1.7 million reported in last year's third quarter. Delinquency and non-performing loan ratios both remained favorable to historical levels. The provision for loan losses for the nine months ended September 30, 2005 of $6.3 million was 5.5% below the $6.7 million recorded in the first nine months of 2004, reflecting the favorable asset quality trends, and was $0.7 million above year-to-date net charge-offs of $5.6 million.

Non-interest income (excluding securities gains) increased $1.1 million, or 8.8%, over the third quarter of 2004. Our employee benefits administration and consulting business posted a 20.4% increase in revenues over the prior year's third quarter on the strength of new product offerings to both new and existing clients. Deposit service fees increased 7.1% over the prior year's third quarter driven by several revenue-enhancement initiatives put into place in the current year. Consistent with prior years, the third quarter's non-interest income includes our annual dividend from the NYBA credit life and disability programs, amounting to $0.8 million in 2005. In addition, the company continued to make progress on its objective of shortening the average life of its investment portfolio, generating an $0.11 per share after-tax gain through the sale of securities that had optimized their total return and interest-rate sensitivity characteristics. As a result, the expected life-to-maturity of the portfolio has been reduced from 7.0 years at June 30, 2004 to 4.8 years at the end of the current quarter.

Operating expenses (excluding acquisition expenses and amortization of intangibles) increased 4.7% from $27.9 million in the third quarter 2004 to $29.2 million in the current quarter. This was principally due to the additional day-to-day operating expenses from acquisitions completed in 2004, and modest increases in salary and benefit costs. Amortization of intangible assets dropped $0.45 million from the prior year's third quarter, based upon the completion of amortization on a specific tranche of intangibles from an acquisition in the late 1990's. Excluding amortization of intangibles, third quarter operating expenses, were consistent with the second quarter's results.

The company's effective income tax rate of 27.4% in the third quarter was up from 26.1% in the second quarter, and 25.1% in the third quarter of 2004, due principally to a lower proportion of tax-exempt income.

Financial Position

Average earning assets of $3.76 billion at the end of the third quarter were down $53.8 million from the second quarter 2005, reflecting $44.9 million of organic loan growth, offset by $98.7 million of net investment sales and maturities. Despite the recognition of $12.2 million of year-to-date realized securities gains, the investment portfolio contained an additional $23.6 million of net unrealized gains at quarter-end. Average deposits increased $16.0 million in the quarter, while average borrowings were lowered by $91.6 million during this same time. Total borrowings, principally short-term and variable rate advances, have been reduced by $213.9 million, or 23.2% from December 31, 2004.

Asset Quality

As of September 30, 2005, the Company's non-performing loan ratio was 0.56%, compared to 0.56% at the end of the second quarter, and 0.68% a year ago. The delinquency ratio was 1.46% at September 30, 2005, compared to 1.47% a year ago. The charge-off ratio was 0.30% for the current quarter, compared to 0.34% in the end of the second quarter, and 0.29% for last year's third quarter. The ratio of allowance for loan losses to total loans at the end of the quarter was 1.35%, consistent with the level reported at the end of the second quarter and the end of 2004. The improved and stable asset quality profile is primarily the result of the company's enhanced credit risk management programs and continued emphasis on disciplined underwriting standards.

Stock Repurchase

During the third quarter of 2005 the company purchased 379,710 common shares, at an aggregate cost of $8.9 million, and an average price per share of $23.49, under the previously announced 1.5 million-share repurchase program.

Dividend Increase

In August, the company's Board of Directors declared a 5.6% increase in the quarterly cash dividend on its common stock to $0.19 per share. This represented the company's sixth dividend increase in seven years and, as of September 30, reflected an annualized dividend yield of 3.4%.

Conference Call Scheduled

A conference call will be held with company management at 11:00 a.m. (ET) on Friday, October 21, 2005, to discuss the above results at 1-866-453-5550 (access code 7769521). An audio recording will be available one hour after the call until September 30, 2006 and may be accessed at 1-866-453-6660 (access code 205986). Investors may also listen to the call live via the Internet at: http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=95653&event
ID=1141869.

This webcast will be archived on this site for one full year and may be accessed at any point during this time at no cost. This earnings release, including supporting financial tables, is available within the Investor Relations/News & Media section of the company's website at: www.communitybankna.com.

Community Bank System, Inc. (NYSE: CBU) is a registered bank holding company based in DeWitt, N.Y. CBU's wholly-owned banking subsidiary has $4.2 billion in assets and 130 customer facilities across Upstate New York, where it operates as Community Bank, N.A., and Northeastern Pennsylvania, where it operates as First Liberty Bank & Trust. For further information please visit our websites at: www.communitybankna.com or www.firstlibertybank.com.

                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The following factors, among others, could cause the actual results of CBU's operations to differ materially from CBU's expectations: the successful integration of operations of its acquisitions; competition; changes in economic conditions, interest rates and financial markets; and changes in legislation or regulatory requirements. CBU does not assume any duty to update forward-looking statements.

Summary of Financial Data
(Dollars in thousands, except per share data)

---------------------------------------------------------------------------------------------------------------------------
                                                                     Quarter Ended                  Year to Date
                                                              -------------------------------------------------------------
------------------------------------------------------------- September 30,    September 30,   September 30,  September 30,
                         Earnings                                 2005            2004              2005            2004
---------------------------------------------------------------------------------------------------------------------------
Interest income                                                  $54,070           $55,223        $164,076        $157,280
Interest expense                                                  19,126            16,166          55,374          44,812
  Net interest income                                             34,944            39,057         108,702         112,468
Loan loss provision                                                2,275             2,300           6,284           6,650
  Net interest income after provision for loan losses             32,669            36,757         102,418         105,818
Deposit service fees                                               7,237             6,755          20,017          18,713
Other banking services                                             1,411             1,136           2,177           2,059
Trust, investment and asset management fees                        1,823             1,974           5,463           5,793
Benefit plan administration, consulting and actuarial fees         2,767             2,299           8,256           6,903
Investment securities gains, net                                   5,305                 0          12,195             145
  Total non-interest income                                       18,543            12,164          48,108          33,613
Salaries, employee benefits and professional fees                 17,451            16,641          52,142          49,167
Occupancy and equipment and furniture                              5,043             4,713          15,064          14,145
Amortization of intangible assets                                  1,553             2,003           5,521           5,401
Other                                                              6,679             6,516          20,183          19,310
Acquisition expenses                                                   1                53              48           1,434
  Total operating expenses                                        30,727            29,926          92,958          89,457
Income before income taxes                                        20,485            18,995          57,568          49,974
Income taxes                                                       5,621             4,761          15,089          12,444
Net income                                                       $14,864           $14,234        $ 42,479        $ 37,530
Basic earnings per share                                         $  0.49           $  0.47        $   1.40        $   1.27
Diluted earnings per share                                       $  0.48           $  0.45        $   1.37        $   1.23
Diluted earnings per share-cash (1)                              $  0.52           $  0.49        $   1.48        $   1.33
---------------------------------------------------------------------------------------------------------------------------

Summary of Financial Data
(Dollars in thousands, except per share data)

                                                               -------------------------------------------------------------------
                                                                               2005                               2004
                                                               -------------------------------------------------------------------
                                                                3rd Qtr       2nd Qtr       1st Qtr       4th Qtr        3rd Qtr
----------------------------------------------------------------------------------------------------------------------------------
Earnings
----------------------------------------------------------------------------------------------------------------------------------
Interest income                                                 $54,070       $54,783       $55,223       $ 55,515        $55,223
Interest expense                                                 19,126        18,727        17,521         16,940         16,166
  Net interest income                                            34,944        36,056        37,702         38,575         39,057
Provision for loan losses                                         2,275         2,134         1,875          2,100          2,300
  Net interest income after provision for loan losses            32,669        33,922        35,827         36,475         36,757
Deposit service fees                                              7,237         6,703         6,077          6,488          6,755
Other banking services                                            1,411           241           525            372          1,136
Trust, investment and asset management fees                       1,823         1,859         1,781          1,789          1,974
Benefit plan administration, consulting and actuarial fees        2,767         2,639         2,850          2,256          2,299
Investment securities gains (losses), net                         5,305         5,164         1,726            (73)             0
Debt prepayment costs                                                 0             0             0              0              0
  Total non-interest income                                      18,543        16,606        12,959         10,832         12,164
Salaries, employee benefits and professional fees                17,451        17,324        17,367         16,557         16,641
Occupancy and equipment and furniture                             5,043         4,855         5,166          4,668          4,713
Amortization of intangible assets                                 1,553         1,984         1,984          2,013          2,003
Other                                                             6,679         7,031         6,473          6,934          6,516
Acquisition expenses                                                  1             6            41            270             53
  Total operating expenses                                       30,727        31,200        31,031         30,442         29,926
Income before income taxes                                       20,485        19,328        17,755         16,865         18,995
Income taxes                                                      5,621         5,047         4,421          4,199          4,761
     Net income                                                 $14,864       $14,281       $13,334       $ 12,666        $14,234
Basic earnings per share                                        $  0.49       $  0.47       $  0.44       $   0.41        $  0.47
Diluted earnings per share                                      $  0.48       $  0.46       $  0.43       $   0.40        $  0.45
Diluted earnings per share-cash (1)                             $  0.52       $  0.50       $  0.47       $   0.44        $  0.49
----------------------------------------------------------------------------------------------------------------------------------
Profitability
----------------------------------------------------------------------------------------------------------------------------------
Return on assets                                                   1.39%         1.33%         1.23%          1.15%          1.29%
Return on equity                                                  12.59%        12.23%        11.47%         10.75%         12.53%
Non-interest income/operating income (FTE)                         32.5%         29.6%         23.8%          20.4%          22.1%
Efficiency ratio (2)                                               56.4%         57.2%         55.0%          52.9%          50.7%
----------------------------------------------------------------------------------------------------------------------------------
Components of Net Interest Margin (FTE)
----------------------------------------------------------------------------------------------------------------------------------
Loan yield                                                         6.17%         6.18%         6.16%          6.09%          5.95%
Investment yield                                                   5.91%         6.04%         6.20%          6.00%          6.06%
Earning asset yield                                                6.07%         6.13%         6.18%          6.05%          6.00%
Interest bearing deposit rate                                      1.86%         1.73%         1.56%          1.49%          1.45%
Short-term borrowing rate                                          2.96%         3.34%         2.72%          2.22%          1.67%
Long-term borrowing rate                                           5.83%         5.43%         5.00%          4.92%          4.88%
Cost of all interest-bearing funds                                 2.45%         2.36%         2.18%          2.06%          1.94%
Cost of funds (includes DDA)                                       2.05%         1.99%         1.85%          1.75%          1.65%
Net interest margin (FTE)                                          4.06%         4.16%         4.34%          4.32%          4.35%
Fully tax-equivalent adjustment                                 $ 3,533       $ 3,533       $ 3,777       $  3,754        $ 3,793
----------------------------------------------------------------------------------------------------------------------------------

Summary of Financial Data
(Dollars in thousands, except per share data)

                                                                --------------------------------------------------------------------
                                                                                2005                                2004
                                                                --------------------------------------------------------------------
                                                                  3rd Qtr      2nd Qtr       1st Qtr        4th Qtr       3rd Qtr
------------------------------------------------------------------------------------------------------------------------------------
Average Balances
------------------------------------------------------------------------------------------------------------------------------------
Loans                                                           $2,397,472    $2,352,533    $2,342,467    $2,360,493    $2,362,596
Taxable investment securities                                      841,823       944,015       972,962       991,687     1,006,893
Non-taxable investment securities                                  523,301       519,843       557,796       543,672       546,395
  Total interest-earning assets                                  3,762,596     3,816,391     3,873,225     3,895,852     3,915,884
Total assets                                                     4,230,791     4,306,863     4,380,012     4,397,549     4,398,259
Interest-bearing deposits                                        2,381,919     2,381,864     2,381,332     2,354,817     2,363,032
Short-term borrowings                                              338,405       462,913       436,180       482,930       512,074
Long-term borrowings                                               371,877       338,957       439,244       439,345       439,423
  Total interest-bearing liabilities                             3,092,201     3,183,734     3,256,756     3,277,092     3,314,529
Shareholders' equity                                            $  468,559    $  468,352    $  471,576    $  468,799    $  451,799
------------------------------------------------------------------------------------------------------------------------------------
Balance Sheet Data
------------------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                       $  154,672    $  105,391    $  135,040    $  118,345    $  122,329
Investment securities                                            1,318,436     1,506,273     1,554,829     1,584,339     1,604,968
Loans:
  Consumer mortgage                                                813,611       803,127       801,923       801,412       793,120
  Business lending                                                 816,145       824,007       816,616       831,244       847,844
  Consumer direct and indirect                                     782,137       751,766       715,856       725,837       732,787
     Total loans                                                 2,411,893     2,378,900     2,334,395     2,358,493     2,373,751
Allowance for loan losses                                           32,460        32,011        31,898        31,778        32,609
Intangible assets                                                  226,781       228,539       230,521       232,500       228,744
Other assets                                                       133,641       126,937       131,765       131,932       127,371
     Total assets                                                4,212,963     4,314,029     4,354,652     4,393,831     4,424,554
Deposits                                                         2,985,919     2,977,517     2,976,953     2,928,978     2,919,088
Borrowings                                                         626,151       717,930       774,476       840,065       891,154
Subordinated debt held by unconsolidated subsidiary trusts          80,488        80,474        80,460        80,446        80,432
Other liabilities                                                   59,956        65,020        62,337        69,714        66,679
  Total liabilities                                              3,752,514     3,840,941     3,894,226     3,919,203     3,957,353
Shareholders' equity                                               460,449       473,088       460,426       474,628       467,201
  Total liabilities and shareholders' equity                     4,212,963     4,314,029     4,354,652     4,393,831     4,424,554
Assets under management or administration                       $2,326,846    $2,216,898    $2,131,143    $2,101,936    $1,952,982
------------------------------------------------------------------------------------------------------------------------------------
Capital
------------------------------------------------------------------------------------------------------------------------------------
Tier 1 leverage ratio                                                 7.33%         7.14%         6.83%         6.94%         6.72%
Tangible equity / tangible assets                                     5.86%         5.99%         5.57%         5.82%         5.68%
Accumulated other comprehensive income                          $   14,487    $   28,089    $   21,709    $   34,200    $   38,000
Diluted weighted average common shares O/S                          30,712        30,940        31,192        31,500        31,545
Period end common shares outstanding                                29,903        30,238        30,322        30,642        30,554
Cash dividends declared per common share                        $     0.19    $     0.18    $     0.18    $     0.18    $     0.18
Book value                                                           15.40         15.65         15.18         15.49         15.29
Tangible book value                                                   7.81          8.09          7.58          7.90          7.80
Common stock price (end of period)                                   22.60         24.39         22.91         28.25         25.13
Total shareholders return - trailing 12 months                        -7.3%         10.1%          1.9%         18.5%         17.6%
------------------------------------------------------------------------------------------------------------------------------------

Summary of Financial Data
(Dollars in thousands, except per share data)

                                                       ----------------------------------------------------------------
                                                                      2005                               2004
                                                       ----------------------------------------------------------------
                                                       3rd Qtr       2nd Qtr      1st Qtr       4th Qtr       3rd Qtr
-----------------------------------------------------------------------------------------------------------------------
Asset Quality
-----------------------------------------------------------------------------------------------------------------------
Non-accrual loans                                      $12,896       $12,455       $13,432       $11,798       $13,511
Accruing loans 90+ days delinquent                         672           898         1,254         1,158         1,808
Restructured loans                                           0             0             0             0           806
  Total non-performing loans                            13,568        13,353        14,686        12,956        16,125
Other real estate owned (OREO)                             882           684         1,444         1,645           734
     Total non-performing assets                        14,450        14,037        16,130        14,601        16,859
Net charge-offs                                        $ 1,826       $ 2,021       $ 1,755       $ 2,931       $ 1,731
Loan loss allowance/loans outstanding                     1.35%         1.35%         1.37%         1.35%         1.37%
Non-performing loans/loans outstanding                    0.56%         0.56%         0.63%         0.55%         0.68%
Loan loss allowance/non-performing loans                   239%          240%          217%          245%          202%
Net charge-offs/average loans                             0.30%         0.34%         0.30%         0.49%         0.29%
Loan loss provision/net charge-offs                        125%          106%          107%           72%          133%
Non-performing assets/loans outstanding plus OREO         0.60%         0.59%         0.69%         0.62%         0.71%
-----------------------------------------------------------------------------------------------------------------------

(1) Cash earnings excludes the after-tax effect of amortization of intangible assets.

(2) Excludes intangible amortization, acquisition expenses, results of securities transactions and debt restructuring activities.